UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 4, 2022 (the “Amendment Effective Date”), Evofem Biosciences, Inc. (the “Company”), Adjuvant Global Health Technology Fund, LP, and Adjuvant Global Health Technology Fund, DE, LP (the “Purchasers”) entered into a first amendment (the “First Amendment”) to the Securities Purchase Agreement by and among the Company and the Purchasers, dated as of October 14, 2020 (the “Agreement”). The First Amendment amends, effective as of the next date the Company completes a marketed and underwritten public offering by the Company of equity securities after the Amendment Effective Date resulting in aggregate gross proceeds to the Company of at least $20 million (the “Qualified Financing Threshold”), the covenant in the Agreement currently requiring Evofem to achieve $100 million of cumulative net sales of Phexxi® (lactic acid, citric acid, and potassium bitartrate) (“Phexxi”) on or prior to June 30, 2022 to require the Company to achieve $100 million in net sales of Phexxi on or prior to June 30, 2023.

The First Amendment also provides for an adjustment to the conversion price of the convertible unsecured promissory notes (the “Notes”) sold to the Purchasers pursuant to the Agreement such that the conversion price (the “Conversion Price”) for these Notes, effective as of the date of effectiveness of a reverse stock split of the Company’s common stock as described in that Definitive Proxy Statement of the Company filed with the Securities Exchange Commission on March 30, 2022, will be the lesser of (i) $0.36186 and (ii) 100% of the lowest price per share of common stock (or with respect to securities convertible into common stock, 100% of the applicable conversion price) sold in any equity financing until the Company has met the Qualified Financing Threshold. Effective as of the Company’s achievement of the Qualified Financing Threshold, the automatic conversion provisions in the Agreement will be further amended to provide that the Notes will automatically convert into shares of the Company’s common stock at the Conversion Price immediately following the earliest of the time at which the (i) 30-day value-weighted average price of the Company’s common stock is $10.00 per share, or (ii) the Company achieves cumulative net sales from the sales of Phexxi of $100,000,000, provided such net sales are achieved prior to July 1, 2023.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 of this Current Report on Form 8-K regarding the issuance of the Notes is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.1
First Amendment to Securities Purchase Agreement, dated as of October 14, 2020, by and among Evofem Biosciences, Inc., Adjuvant Global Health Technology Fund, LP, and Adjuvant Global Health Technology Fund, DE, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: April 6, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer